UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): August 2, 2005


                              SPECTRE GAMING, INC.
             (Exact name of registrant as specified in its charter)

            Minnesota                       0-25764             41-1675041
  (State or other jurisdiction     (Commission File Number)    (IRS Employer
         of incorporation)                                  Identification No.)

     1466 Pioneer Way, #10, El Cajon, California              92020
        (Address of principal executive offices)          (Zip Code)


                                 (612) 279-2030
              (Registrant's telephone number, including area code)

                                       n/a
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
           Appointment of Principal Officers.

      Effective as of August 2, 2005, the registrant's board of directors elected D. Bradly Olah as its President to replace Russell Mix. Mr. Mix continues to serve as the registrant's Chief Executive Officer. Since September, 2003, Mr. Olah has provided certain consulting services to the registrant. Since May, 2003, Mr. Olah has also owned and managed professional power sports racing teams. Mr. Olah, 40, was the founder Chairman and Chief Executive Officer of Innovative Gaming Corporation of America from 1991 through February 1996 and also served as the Chief Financial Officer of that company from 1991 to 1993. He also served as a director, Chief Executive Officer and Chief Financial Officer of Wits Basin Precious Minerals, Inc. (WITM) and its predecessor, during various periods between April, 1996 and May, 2003.

      The registrant and Mr. Olah previously entered into a consulting agreement dated June 1, 2004 (the "Consulting Agreement") under which Mr. Olah received $12,500 per month for providing general consulting services to the registrant. This Consulting Agreement has been terminated as a result of Mr. Olah's appointment as President.

      For his services as President, the registrant will compensate Mr. Olah with an annual salary in the amount of $150,000 and, has granted Mr. Olah a ten-year non-qualified option to purchase up to 500,000 shares of the registrant's common stock at a per-share price of $2.55, subject to the terms and conditions of an option agreement (the "2005 Option Agreement"). The option granted under the 2005 Option Agreement will vest ratably over three years in installments of 166,666, 166,666 and 166,668 shares on August 4, 2006, 2007 and 2008, respectively. Additionally, the registrant and Mr. Olah have entered into a letter agreement amending an option agreement dated June 1, 2004 (the "2004 Option Agreement") which the parties entered into in connection with the Consulting Agreement. Under the letter agreement, the parties agreed to (i) cease the vesting of the shares subject to the 2004 Option Agreement; and (ii) extend the term during which the vested options subject to the 2004 Option Agreement may be exercised through July 26, 2010 (subject to early termination in the event Mr. Olah ceases to serve as an employee of or consultant to the registrant). The registrant and Mr. Olah also agreed that the termination of the Consulting Agreement resulting from his appointment as President would not result in any early termination of the vested options under the 2004 Option Agreement.

Item 8.01 Other Events

      On August 4, 2005, the registrant issued a press release. A copy of the press release is being furnished to the Securities and Exchange Commission and is attached as Exhibit 99.1 to this Form 8-K.


Item 9.01. Financial Statements and Exhibits.

      (c)   Exhibits

      99.1  Press Release dated August 4, 2005.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                SPECTRE GAMING, INC.


Date:  August 8, 2005             By:               /s/ Brian Niebur
                                       ----------------------------------------
                                          BRIAN NIEBUR, Chief Financial Officer

                                  EXHIBIT INDEX


       Ex. No.    Description

         99.1     Press Release dated August 4, 2005.